EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Jill Trudeau
(317) 249-4559                                                           (317) 796-0945
mike.eliason@karglobal.com                     jill.trudeau@karglobal.com

KAR Auction Services, Inc. Reports Third Quarter 2021 Financial Results
Sanjeev Mehra Elected to Board of Directors

•Revenue was impacted by lower volumes throughout the wholesale remarketing industry
•105% increase in North American digital dealer-to-dealer volumes; 19% growth when including BacklotCars pre-acquisition 2020 volumes
•Reduction in unrealized gains on investments contributes to net loss in the third quarter

Carmel, IN, November 2, 2021 — KAR Auction Services, Inc. (NYSE: KAR), today reported its third quarter financial results for the period ended September 30, 2021.

“I am pleased with our third quarter performance, particularly given the extremely constrained vehicle supply our industry continues to face,” said Peter Kelly, CEO of KAR Global. “We continued to experience solid growth in our digital dealer-to-dealer segment and once again saw record numbers of total active sellers and buyers participate in our marketplaces. Our continued efforts to refine our operating model toward a more digital future contributed to stronger unit economics in the quarter while also positioning KAR for accelerated growth once industry volumes begin to recover.”

Third Quarter 2021 Financial Highlights
•Total revenue for the third quarter of 2021 was $535.2 million, down 10% compared with $593.6 million for the third quarter of 2020.
•Net loss for the third quarter of 2021 of $1.0 million, or $(0.10) per diluted share, compared with net income of $47.1 million, or $0.23 per diluted share, in the third quarter of 2020.
•Adjusted EBITDA for the quarter ended September 30, 2021 was $96.6 million, compared with $139.2 million for the quarter ended September 30, 2020.
•Operating adjusted net income per diluted share was $0.08 for the quarter ended September 30, 2021, compared with $0.45 for the quarter ended September 30, 2020.
•Year-over-year increase in our North American digital dealer-to-dealer marketplaces of 105% and 19% year-over-year growth when including BacklotCars pre-acquisition 2020 volumes.
•ADESA gross profit per vehicle sold increased 10% to $274 for the quarter ended September 30, 2021, compared with $249 for the quarter ended September 30, 2020.

Investments in Early-Stage Automotive Companies
The company invests in certain early-stage automotive companies and funds that relate to the automotive industry. We believe these investments have resulted in the expansion of relationships in the vehicle remarketing industry. Realized gains on these investments were $10.0 million and $27.2 million for the three and nine months ended September 30, 2021, respectively. The company had a net reduction in unrealized gains on investment securities of

$20.9 million for the three months ended September 30, 2021 and a net increase in unrealized gains on investment securities of $10.7 million for the nine months ended September 30, 2021.

Sanjeev Mehra Elected to Board of Directors
The company also announced the election of Sanjeev Mehra to KAR’s Board of Directors. Mehra currently serves as managing partner of Periphas Capital, which he co-founded after a 31-year career at Goldman, Sachs & Co. Mehra held a number of leadership roles during his tenure at Goldman Sachs, including serving as vice chairman of the global private equity business, as co-head of US private equity, and as head of its operating committee. Mehra, who has served on the boards of more than 25 companies, previously served on KAR’s Board from 2007 to 2013.

“Sanjeev brings deep experience investing in and advising companies spanning many different industries, and has a strong track record fostering growth, transformational change and operational efficiency,” said Kelly. “We are thrilled to welcome Sanjeev back to KAR’s Board and will benefit from his insights and expertise as we capture the opportunity ahead of us.”

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, November 3, 2021 at 8:30 a.m. EDT. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 2698167, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s third quarter 2021 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.1 million units valued at over $40 billion through our auctions in 2020. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Europe, Mexico, Uruguay and the Philippines. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.

Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 pandemic on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating revenues
Auction fees	$198.2	$247.6	$670.4	$680.7
Service revenue	169.2	192.9	539.0	563.9
Purchased vehicle sales	92.2	86.2	282.8	211.3
Finance-related revenue	75.6	66.9	210.0	202.2
Total operating revenues	535.2	593.6	1,702.2	1,658.1

Operating expenses
Cost of services (exclusive of depreciation and amortization)	313.1	329.7	976.7	959.4
Selling, general and administrative	134.1	131.0	423.3	405.7
Depreciation and amortization	44.7	46.5	137.1	140.7
Goodwill and other intangibles impairment	—	—	—	29.8
Total operating expenses	491.9	507.2	1,537.1	1,535.6

Operating profit	43.3	86.4	165.1	122.5

Interest expense	32.2	29.5	94.3	98.4
Other (income) expense, net	13.3	(1.1)	(22.1)	(1.8)

Income (loss) before income taxes	(2.2)	58.0	92.9	25.9

Income taxes	(1.2)	10.9	31.5	8.3

Net income (loss)	$(1.0)	$47.1	$61.4	$17.6

Net income (loss) per share
Basic	$(0.10)	$0.23	$0.20	$0.04
Diluted	$(0.10)	$0.23	$0.20	$0.04

Dividends declared per common share	$—	$—	$—	$0.19

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$631.9	$752.1
Restricted cash	52.4	60.2
Trade receivables, net of allowances	565.3	367.2
Finance receivables, net of allowances	2,167.7	1,889.0
Other current assets	110.9	106.7
Total current assets	3,528.2	3,175.2

Goodwill	2,207.0	2,140.2
Customer relationships, net of accumulated amortization	190.8	211.3
Operating lease right-of-use assets	330.2	350.6
Property and equipment, net of accumulated depreciation	571.1	589.9
Intangible and other assets	342.9	331.0
Total assets	$7,170.2	$6,798.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,351.9	$965.1
Obligations collateralized by finance receivables	1,385.7	1,261.2
Current maturities of debt	19.1	24.3
Total current liabilities	2,756.7	2,250.6

Long-term debt	1,850.7	1,853.8
Operating lease liabilities	323.0	344.2
Other non-current liabilities	176.7	184.0
Temporary equity	580.4	549.8
Stockholders’ equity	1,482.7	1,615.8
Total liabilities, temporary equity and stockholders’ equity	$7,170.2	$6,798.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income	$61.4	$17.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137.1	140.7
Provision for credit losses	7.2	41.6
Deferred income taxes	7.8	(3.0)
Amortization of debt issuance costs	9.1	8.6
Stock-based compensation	13.9	11.1
Contingent consideration adjustment	20.1	—
Net decrease in unrealized gain on investment securities	(10.7)	—
Goodwill and other intangibles impairment	—	29.8
Other non-cash, net	(1.2)	6.1
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(228.5)	(49.4)
Accounts payable and accrued expenses	336.4	228.8
Net cash provided by operating activities	352.6	431.9
Investing activities
Net (increase) decrease in finance receivables held for investment	(281.4)	337.1
Acquisition of businesses (net of cash acquired)	(79.8)	—
Purchases of property, equipment and computer software	(77.3)	(74.3)
Investments in securities	(22.0)	—
Proceeds from sale of investments	32.7	—
Proceeds from the sale of PWI	2.1	—
Proceeds from the sale of property and equipment	10.7	0.8
Net cash (used by) provided by investing activities	(415.0)	263.6
Financing activities
Net increase in book overdrafts	41.7	20.3
Net decrease in borrowings from lines of credit	(5.2)	(2.4)
Net increase (decrease) in obligations collateralized by finance receivables	119.6	(345.1)
Proceeds from issuance of Series A Preferred Stock	—	550.1
Payments for issuance costs of Series A Preferred Stock	—	(21.9)
Payments for debt issuance costs/amendments	—	(18.2)
Payments on long-term debt	(7.1)	(7.1)
Payments on finance leases	(8.5)	(12.6)
Payments of contingent consideration and deferred acquisition costs	(21.3)	(22.3)
Issuance of common stock under stock plans	1.2	1.0
Tax withholding payments for vested RSUs	(2.2)	(3.9)
Repurchase and retirement of common stock	(180.9)	—
Dividends paid to stockholders	—	(49.0)
Net cash (used by) provided by financing activities	(62.7)	88.9
Effect of exchange rate changes on cash	(2.9)	(13.9)
Net (decrease) increase in cash, cash equivalents and restricted cash	(128.0)	770.5
Cash, cash equivalents and restricted cash at beginning of period	812.3	560.9
Cash, cash equivalents and restricted cash at end of period	$684.3	$1,331.4
Cash paid for interest, net of proceeds from interest rate derivatives	$71.6	$77.7
Cash paid for taxes, net of refunds	$22.1	$9.7

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions), (unaudited)	2021	2020	2021	2020
Net income (loss)	$(1.0)	$47.1	$61.4	$17.6
Add back:
Income taxes	(1.2)	10.9	31.5	8.3
Interest expense, net of interest income	32.0	29.2	93.7	97.0
Depreciation and amortization	44.7	46.5	137.1	140.7
EBITDA	74.5	133.7	323.7	263.6
Non-cash stock-based compensation	4.3	3.9	14.8	12.1
Acquisition related costs	2.4	2.4	5.7	4.7
Securitization interest	(7.9)	(3.7)	(21.5)	(21.1)
(Gain)/Loss on asset sales	(3.8)	0.1	(3.6)	1.1
Severance	1.7	2.3	3.6	10.6
Foreign currency (gains)/losses	0.1	0.1	2.7	3.2
Goodwill and other intangibles impairment	—	—	—	29.8
Contingent consideration adjustment	4.4	—	20.1	—
Net change in unrealized gains on investment securities	20.9	—	(10.7)	—
Other	—	0.4	1.5	3.8
Total addbacks/(deductions)	22.1	5.5	12.6	44.2
Adjusted EBITDA	$96.6	$139.2	$336.3	$307.8

The following table reconciles operating adjusted net income and operating adjusted net income per diluted share to net income (loss) for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts), (unaudited)	2021	2020	2021	2020
Net income (loss) (1)	$(1.0)	$47.1	$61.4	$17.6
Acquired amortization expense	12.4	14.0	41.6	42.4
Contingent consideration adjustment	4.4	—	20.1	—
Goodwill and other intangibles impairment	—	—	—	29.8
Income taxes (2)	(4.0)	(2.6)	(14.1)	(13.6)
Operating adjusted net income	$11.8	$58.5	$109.0	$76.2

Operating adjusted net income per share - diluted	$0.08	$0.45	$0.69	$0.59

Weighted average diluted shares	153.2	130.0	157.6	130.0

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income and operating adjusted net income per diluted share.

(2)The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income, except for the three months ended September 30, 2021, for which an effective tax rate of 32% was applied to the acquired amortization expense. There was no income tax benefit related to the contingent consideration adjustment or the goodwill and other intangibles impairment because these items were not deductible for income tax purposes.